UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2010
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 10, 2010, Aspen Insurance Holdings Limited (the “Company” or “Aspen”) entered into a Master Confirmation agreement with Barclays Bank PLC (“Barclays”) pursuant to which the Company has agreed to repurchase $184 million of its ordinary shares from Barclays in a private transaction pursuant to an accelerated stock repurchase (“ASR”) program. The Master Confirmation contains the principal terms and provisions governing the ASR between the Company and Barclays. The shares will be repurchased for an upfront payment of $184 million, subject to collar provisions that establish the minimum and maximum numbers of shares to be repurchased by the Company. In connection with the ASR, Barclays is expected to purchase the amount of shares required to be delivered to the Company under the terms of the Master Confirmation in the open-market. The Company will receive an initial number of shares following the execution of the ASR and a minimum number of shares from Barclays following the end of the hedge period completion date under the ASR, based on the Rule 10b-18 volume weighted average price of shares traded during that period. The program is expected to be completed within eight months. At the end of the program, the Company may receive additional shares, if applicable, based on the Rule 10b-18 volume weighted average price of shares traded during the purchase period. The repurchased shares will be cancelled.
     The repurchase was made under the terms of the Company’s share repurchase program authorized by the Board of Directors and announced on February 9, 2010, for a total repurchase program of up to $400 million of its ordinary shares expiring on March 1, 2012. Following this repurchase there will be approximately $192 million remaining of the Board authorized repurchase program. The purchase is funded with cash on hand.
Master Confirmation
     The Master Confirmation contains the principal terms and provisions governing the ASR between the Company and Barclays including, but not limited to, the mechanism used to determine the final settlement amount of shares owed to the Company, including in case of a friendly acquisition transaction, if applicable, the permitted methods and required timing of settlement, the specific circumstances under which Barclays is permitted to make adjustments to valuation periods, dates and other transactions that impact the settlement amount, the specific circumstances under which the ASR may be terminated early, the right of the Company and Barclays to enter into similar transactions, including additional accelerated stock repurchase arrangements or open market purchase programs, definitions of terms used throughout the Master Confirmation, and various acknowledgements, representations and warranties made by the Company and Barclays to one another, including intended compliance with Rule 10b5-1.
Supplemental Confirmation
     The Supplemental Confirmation dated November 10, 2010 sets forth the specific pricing terms and other provisions relating to the ASR including, but not limited to, the initial shares to be delivered, the minimum and maximum number of shares that could be repurchased from Barclays, the prepayment amount, the period during which Barclays will establish its hedge position relating to the transaction, the forward price adjustment amount, the acceleration date and the scheduled termination date of the transaction. Under the terms of the Supplemental Confirmation, a substantial majority of the repurchased ordinary shares under the accelerated share repurchase program will be received and cancelled within the current quarter.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth above in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
     On November 10, 2010, Aspen issued a press release announcing that it entered into an accelerated share repurchase program with Barclays to buy back $184 million of Aspen’s ordinary shares. The accelerated share repurchase program is in addition to $16 million of open market share repurchases undertaken since September 30, 2010.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (d) The following exhibit is furnished under Item 7.01 as part of this report:
99.1 Press release of the Company, dated November 10, 2010.
The information furnished under Item 7.01 “Regulation FD Disclosure” shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by reference in such a filing.
Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:
This report contains written, and Aspen’s officers may make related oral, “forward-looking statements” within the meaning of the U.S. federal securities laws regarding its capital management plans, its outlook and financial results. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” “estimate,” “may,” “continue,” and similar expressions of a future or forward-looking nature.
All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements, including changes in market conditions and their impact on our business. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this report, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the U.S. Securities and Exchange Commission on February 26, 2010.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: November 12, 2010	By:	/s/ Richard Houghton
		Name:	Richard Houghton
		Title:	Chief Financial Officer

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